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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 14, 2005

                         CATALINA MARKETING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                      1-11008              33-0499007
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
         Incorporation)                                   Identification Number)


200 Carillon Parkway, St. Petersburg, Florida                 33716-2325
      (Address of Principal Executive                         (Zip Code)
                 Offices)


       Registrant's Telephone Number, Including Area Code: (727) 579-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02      Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

(b) Effective as of the close of business on June 14, 2005, Robert D. Woltil resigned from the office of Interim Chief Financial Officer of Catalina Marketing Corporation (the "Company").

(c) The Board of Directors of the Company has approved the appointment of Rick Frier to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of the close of business on June 14, 2005. Mr. Frier, age 43, has served as the Company's Executive Vice President - Finance and Accounting since March 7, 2005. Prior to joining the Company, Mr. Frier held the position of Chief Financial Officer and Chief Operating Officer of Mattress Discounters Corporation since November 2001. From May 2001 until October 2001, Mr. Frier was Consulting Chief Financial Officer for Elink Communications. From March 2000 until April 2001, Mr. Frier held the position of Executive Vice President and Chief Financial Officer for Concept Five Technologies.

        Mr. Frier receives base cash compensation at an annual rate of $335,000 and is eligible to receive an annual target bonus of 65% of his base salary for the period beginning April 1, 2005 through March 31, 2006, with the opportunity to earn up to 1.5 times his annual target bonus. Mr. Frier will receive a special separation benefit of base salary continuation or lump sum payout at the Company's discretion, should his employment be terminated, equal to the base salary he would have received over the twelve-month period had his employment not been terminated. The Company has agreed to pay Mr. Frier this special separation benefit in the event his employment is terminated for reasons other than for cause. The separation benefit is equal to 1.0 times his annual compensation in effect when his employment ends.

        The Company and Mr. Frier are also parties to a Change of Control Severance Agreement ("Change of Control Agreement") which terminates in April, 2006. The Change of Control Agreement provides that if Mr. Frier's employment is terminated by the Company or if Mr. Frier resigns for "good reason" (which includes, among other things, a reduction in base salary or a reduction in Mr. Frier's title, position or responsibility) within two years after a change in control, Mr. Frier will receive severance benefits. Mr. Frier will also be entitled to severance benefits if after a "potential change in control" (which includes, among other things, the Company entering into an agreement that results in a change of control) but before a change of control actually occurs, his employment is terminated by the Company or he resigns for good reason. The severance benefit includes a cash lump-sum payment equal to 2.5 times Mr. Frier's annual compensation then in effect. In addition, Mr. Frier will receive a cash lump-sum payment equal to the sum of any unpaid incentive compensation that has been allocated or awarded under any bonus or compensation plan. Mr. Frier will also be entitled to life, disability, accident and health insurance benefits provided to him and his spouse and any dependents for a specified number of years from the date that he is entitled to receive severance benefits. If any of Mr. Frier's severance benefits are parachute payments as defined under the Internal Revenue Code, the Company has agreed to make additional payments to compensate Mr. Frier for his additional tax obligations.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.


                                               CATALINA MARKETING CORPORATION
                                               ------------------------------
                                               (Registrant)

                                                      s/ Deborah A. Booth
                                                      --------------------------
                                               Name:  Deborah A. Booth
                                               Title: Executive Vice President

Date: June 15, 2005